Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 17, 2008, relating to the financial statements of BioSante Pharmaceuticals, Inc., and the effectiveness of BioSante Pharmaceuticals, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of BioSante Pharmaceuticals, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 11, 2008